UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 30, 2015

CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 29, 2015, CEC Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 27, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated October 29, 2015

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: October 30, 2015	By:	/s/ Temple Weiss
Temple Weiss
Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated October 29, 2015

4

Exhibit 99.1
News Release

CEC Entertainment, Inc. Reports
Financial Results for the 2015 Third Quarter

IRVING, Texas - October 29, 2015 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its third quarter ended September 27, 2015.
“We are pleased to report our second consecutive quarter of positive same store sales growth at our Chuck E. Cheese’s stores” said Tom Leverton, Chief Executive Officer. We believe the investments we are making to improve the in-store experience and communicating to our guests is generating positive momentum and driving traffic and sales at a reinvigorated Chuck E. Cheese’s. In addition, we are also pleased to report that Peter Piper Pizza continues its positive momentum, recording its 21st consecutive quarter of same store sales growth.”
Third Quarter Results
Total revenues for the third quarter of 2015 increased 11.1%, or $22.2 million, over the prior year to $221.9 million. The increase is primarily related to additional revenues of $16.9 million resulting from the Peter Piper Pizza acquisition, which closed in October 2014, and an increase in same store sales at our Chuck E. Cheese’s stores. Same store sales for the third quarter of 2015 for Chuck E. Cheese’s stores increased 0.7% from the prior year. Same store sales for the third quarter of 2015 for Peter Piper Pizza stores increased 5.0% over the prior year, a period in which the Company did not own Peter Piper Pizza.
Adjusted EBITDA for the third quarter of 2015 increased 20.0%, or $8.9 million, over the prior year to $53.4 million. The increase is primarily related to incremental Adjusted EBITDA for Peter Piper Pizza, lower corporate overhead expenses and an increase in store revenues, offset by increases in store expenses associated with the increase in store revenues. Adjusted EBITDA for Peter Piper Pizza increased 50.5% over the prior year, a period in which the Company did not own Peter Piper Pizza, to $5.2 million. Adjusted EBITDA represents net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization, asset impairments, the effects of acquisition accounting adjustments, transaction and severance costs and certain other items.
The Company reported a net loss of $3.2 million for the third quarter of 2015, compared to a net loss of $13.3 million for the third quarter of 2014. The decrease in the net loss is due to an increase in same store sales at our Chuck E. Cheese’s stores, a decrease in store operating costs, lower transaction and severance related costs and the addition of net income from Peter Piper Pizza for the third quarter of 2015.
Balance Sheet and Liquidity
As of September 27, 2015, cash and cash equivalents were $60.9 million, and total debt was $1.0 billion, with no borrowings drawn under the Company’s $150.0 million revolving credit facility. During the third quarter of 2015, the Company declared and paid a cash dividend of $70.0 million from its cash balance on hand. Capital expenditures were $19.6 million for the third quarter of 2015, of which $11.2 million were related to IT and growth initiatives, including new store development, major remodels, store expansions and major attractions.

As of September 27, 2015, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	524	32	556
Domestic franchised	30	63	93
International franchised	35	45	80
Total	589	140	729
Conference Call Information:
The Company will host a conference call beginning at 9:00 a.m. Central Time on Friday, October 30, 2015. The call can be accessed by dialing (855) 743-8451 or (330) 968-0151 for international participants and conference code 63763067.
A replay of the call will be available from 12:00 p.m. Central Time on October 30, 2015 through midnight Central Time on November 6, 2015. The replay of the call can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international participants and conference code 63763067.
About CEC Entertainment, Inc.
For more than 35 years, CEC Entertainment has served as a nationally recognized leader in family dining and entertainment. The Company and its franchisees operate a system of more than 585 Chuck E. Cheese’s stores and more than 135 Peter Piper Pizza stores, with locations in 47 states and 11 foreign countries and territories. For more information, visit chuckecheese.com.

Investor Inquiries:                            Media Inquiries:
Temple Weiss                                Alexis Linn
EVP & CFO                                CEC Entertainment, Inc.
CEC Entertainment, Inc.                             (972) 258-4223
(972) 258-4525                                alinn@cecentertainment.com
tweiss@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this report, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 28, 2014, filed with the Securities and Exchange Commission on March 5, 2015. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	The success of our capital initiatives, including new store development and existing store evolution;

•	Our ability to successfully implement our marketing strategy;

•	Competition in both the restaurant and entertainment industries;

•	Changes in consumer discretionary spending;

•	Impacts on our business and financial results from economic uncertainty in the United States and Canada;

•	Negative publicity concerning food quality, health, general safety and other issues;

•	Expansion in international markets;

•	Our ability to successfully integrate the operations of companies we acquire;

•	Our ability to generate sufficient cash flow to meet our debt service payments;

•	Increases in food, labor and other operating costs;

•	Disruptions of our information technology systems and technologies;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Any disruption of our commodity distribution system;

•	Our dependence on a limited number of suppliers for our games, rides, entertainment-related equipment, redemption prizes and merchandise;

•	Product liability claims and product recalls;

•	Government regulations;

•	Litigation risks;

•	Adverse effects of local conditions, natural disasters and other events;

•	Existence or occurrence of certain public health issues;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Inadequate insurance coverage;

•	Loss of certain key personnel;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Risks in connection with owning and leasing real estate; and

•	Litigation risks associated with our merger.
The forward-looking statements made in this report relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

Merger
On February 14, 2014, the Company announced the completion of the acquisition of CEC Entertainment, Inc. by an affiliate of Apollo Global Management, LLC (“Apollo”). The acquisition is referred to as the “Merger.” The accompanying consolidated statements of earnings and related information present the Company’s results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor) based on the mathematical combination of the Successor and Predecessor periods in the nine months ended September 28, 2014. Although this combined presentation does not comply with GAAP, the Company believes that it provides a meaningful method of comparison.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	September 27, 2015		September 28, 2014		September 27, 2015		September 28, 2014
	(Successor)		(Successor)		(Successor)		(Combined)
REVENUES:
Food and beverage sales	$98,243	44.3%	$82,271	41.2%	$308,924	44.2%	$275,094	42.8%
Entertainment and merchandise sales	118,753	53.5%	115,885	58.0%	377,358	53.9%	362,808	56.5%
Total Company store sales	216,996	97.8%	198,156	99.2%	686,282	98.1%	637,902	99.3%
Franchise fees and royalties	4,941	2.2%	1,533	0.8%	13,241	1.9%	4,180	0.7%
Total revenues	221,937	100.0%	199,689	100.0%	699,523	100.0%	642,082	100.0%
OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	25,032	25.5%	21,167	25.7%	78,209	25.3%	69,535	25.3%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	7,863	6.6%	6,669	5.8%	23,399	6.2%	21,155	5.8%
Total cost of food, beverage, entertainment and merchandise (3)	32,895	15.2%	27,836	14.0%	101,608	14.8%	90,690	14.2%
Labor expenses (3)	59,998	27.6%	57,086	28.8%	186,405	27.2%	175,779	27.6%
Depreciation and amortization (3)	28,394	13.1%	31,622	16.0%	86,606	12.6%	93,874	14.7%
Rent expense (3)	23,979	11.1%	22,587	11.4%	72,698	10.6%	65,377	10.2%
Other store operating expenses (3)	36,587	16.9%	35,123	17.7%	105,435	15.4%	99,861	15.7%
Total Company store operating costs (3)	181,853	83.8%	174,254	87.9%	552,752	80.5%	525,581	82.4%
Other costs and expenses:
Advertising expense	10,292	4.6%	10,114	5.1%	36,339	5.2%	30,705	4.8%
General and administrative expenses	16,140	7.3%	13,820	6.9%	52,199	7.5%	40,539	6.3%
Transaction and severance costs	278	0.1%	5,742	2.9%	360	0.1%	54,897	8.5%
Asset impairments	875	0.4%	—	—%	875	0.1%	—	—%
Total operating costs and expenses	209,438	94.4%	203,930	102.1%	642,525	91.9%	651,722	101.5%
Operating income (loss)	12,499	5.6%	(4,241)	(2.1)%	56,998	8.1%	(9,640)	(1.5)%
Interest expense	17,209	7.8%	15,974	8.0%	52,031	7.4%	44,407	6.9%
Income (loss) before income taxes	(4,710)	(2.1)%	(20,215)	(10.1)%	4,967	0.7%	(54,047)	(8.4)%
Income tax expense (benefit)	(1,508)	(0.7)%	(6,936)	(3.5)%	3,319	0.5%	(14,816)	(2.3)%
Net income (loss)	$(3,202)	(1.4)%	$(13,279)	(6.6)%	$1,648	0.2%	$(39,231)	(6.1)%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total Company store sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.

	September 27, 2015	December 28, 2014
	(Successor)	(Successor)
ASSETS
Current assets:
Cash and cash equivalents	$60,897	$110,994
Other current assets	63,621	62,651
Total current assets	124,518	173,645
Property and equipment, net	645,365	681,972
Goodwill	483,876	483,444
Intangible assets, net	489,149	491,400
Deferred financing costs, net	21,083	24,087
Other noncurrent assets	12,317	9,595
Total assets	$1,776,308	$1,864,143
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$9,548	$9,545
Other current liabilities	108,171	107,650
Total current liabilities	117,719	117,195
Capital lease obligations, less current portion	15,157	15,476
Bank indebtedness and other long-term debt, less current portion	993,110	998,441
Deferred tax liability	203,281	222,915
Other noncurrent liabilities	223,964	217,530
Total liabilities	1,553,231	1,571,557
Stockholders’ equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of September 27, 2015 and December 28, 2014	—	—
Capital in excess of par value	356,329	355,587
Retained earnings (deficit)	(130,440)	(62,088)
Accumulated other comprehensive income (loss)	(2,812)	(913)
Total stockholders’ equity	223,077	292,586
Total liabilities and stockholders’ equity	$1,776,308	$1,864,143

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 27, 2015	September 28, 2014
	(Successor)	(Combined)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,648	$(39,231)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89,597	95,266
Deferred income taxes	(19,101)	(58,216)
Stock-based compensation expense	733	12,416
Amortization of lease-related intangibles and liabilities, net	(2)	(69)
Amortization of original issue discount and deferred financing costs	3,410	2,882
Loss on asset disposals, net	4,867	5,517
Asset Impairments	875	—
Non-cash rent expense	6,190	3,928
Other adjustments	(908)	522
Changes in operating assets and liabilities:
Operating assets	(2,011)	3,993
Operating liabilities	3,000	32,768
Net cash provided by operating activities	88,298	59,776
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Predecessor	—	(946,898)
Acquisition of Peter Piper Pizza	(663)	—
Acquisition of franchisee	—	(1,529)
Purchases of property and equipment	(56,994)	(48,576)
Development of internal use software	(2,784)	—
Other investing activities	261	401
Net cash used in investing activities	(60,180)	(996,602)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured credit facilities, net of original issue discount	—	756,200
Proceeds from senior notes	—	255,000
Repayment of Predecessor Facility	—	(348,000)
Repayments on senior term loan	(5,700)	(1,900)
Net repayments on revolving credit facility	—	(13,500)
Proceeds from sale leaseback transaction	—	183,685
Payment of debt financing costs	—	(27,575)
Dividends paid	(70,000)	(928)
Equity contribution	—	350,000
Other financing activities	(1,538)	4,533
Net cash provided by (used in) financing activities	(77,238)	1,157,515
Effect of foreign exchange rate changes on cash	(977)	(390)
Change in cash and cash equivalents	(50,097)	220,299
Cash and cash equivalents at beginning of period	110,994	20,686
Cash and cash equivalents at end of period	$60,897	$240,985

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands)

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). The Company believes Adjusted EBITDA is a measure that provides investors with additional information to measure our performance. We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future, as well as other items. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance and understanding certain significant items. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results.
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA expressed as a percentage of total revenues for the periods shown:

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
	(Successor)	(Successor)	(Successor)	(Combined)

Total revenues	$221,937	$199,689	$699,523	$642,082
Net income (loss) as reported	$(3,202)	$(13,279)	$1,648	$(39,231)
Interest expense	17,209	15,974	52,031	44,407
Income tax expense (benefit)	(1,508)	(6,936)	3,319	(14,816)
Depreciation and amortization	29,350	32,143	89,597	95,266
Non-cash impairments, gain or loss on disposal	2,700	2,672	5,742	5,517
Non-cash stock-based compensation	164	191	733	12,830
Rent expense book to cash	2,468	2,008	6,649	7,279
Franchise revenue, net cash received	386	2,104	321	2,204
Impact of purchase accounting	249	610	597	1,023
Store pre-opening costs	178	(22)	539	616
One-time items	4,941	8,546	12,546	46,367
Cost savings initiatives	505	529	1,505	2,198
Adjusted EBITDA	$53,440	$44,540	$175,227	$163,660
Adjusted EBITDA as a percent of total revenues	24.1%	22.3%	25.0%	25.5%
Adjusted EBITDA, a measure used by management to assess operating performance, is defined as Net income (loss) plus interest expense, income taxes and depreciation and amortization and adjusted to exclude asset impairments, the effects of acquisition accounting adjustments, transaction and severance costs, and certain other items.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
	(Successor)	(Successor)	(Successor)	(Combined)
Number of Company-owned stores:
Beginning of period	557	524	559	522
New (1)	1	—	3	6
Acquired from franchisee	—	—	—	1
Closed (1)	(2)	(2)	(6)	(7)
End of period	556	522	556	522
Number of franchised stores:
Beginning of period	173	54	172	55
New (2)	4	4	8	4
Acquired by Company	—	—	—	(1)
Closed (2)	(4)	(1)	(7)	(1)
End of period	173	57	173	57
Total number of stores:
Beginning of period	730	578	731	577
New (3)	5	4	11	10
Acquired from franchisee	—	—	—	—
Closed (3)	(6)	(3)	(13)	(8)
End of period	729	579	729	579
_____________________

(1)	The number of new and closed Company-owned stores during the nine months ended September 27, 2015 and September 28, 2014 included one and two stores, respectively, that were relocated.

(2)	The number of new and closed franchise stores during the three and nine months ended September 27, 2015 included one and two stores, respectively, that were relocated.

(3)
The number of new and closed stores during the three months ended September 27, 2015, and the nine months ended September 27, 2015 and September 28, 2014, included one, three and two stores, respectively, that were relocated.

(4)	There were no stores that were relocated during the three months ended September 28, 2014.